Exhibit 99.1

FREYR AS FINANCIAL STATEMENTS (UNAUDITED)

FREYR AS

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share and per Share Amounts)

	As of June 30, 2021	As of December 31, 2020
Assets
Current assets
Cash and cash equivalents	$11,279	$14,749
Restricted cash	803	196
Prepaid assets	1,514	464
VAT receivable	477	442
Interest income receivable	8	—
Total current assets	14,081	15,851
Property and equipment, net	162	80
Other long-term assets	12
Total assets	$14,255	$15,931
Liabilities and shareholders’ equity (deficit)
Current liabilities
Accounts payable	$1,955	$888
Accrued liabilities	4,214	2,153
Accounts payable and accrued liabilities – related party	1,253	322
Redeemable preferred shares	15,000	7,574
Deferred income	1,421
Total current liabilities	23,843	10,937
Other long-term liabilities	—	38
Total liabilities	23,843	10,975
Commitments and contingencies (Note 5)
Shareholders’ equity (deficit)
Ordinary share capital, NOK 0.01 par value, 209,196,827 shares authorized, issued and outstanding as of June 30, 2021 and December 31, 2020	238	238
Additional paid-in capital	20,090	14,945
Accumulated other comprehensive income	892	658
Accumulated deficit	(30,808)	(10,885)
Total shareholders’ equity (deficit)	(9,588)	4,956
Total liabilities and shareholders’ equity (deficit)	$14,255	$15,931

See accompanying notes to condensed consolidated financial statements

FREYR AS

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In Thousands, Except Share and per Share Amounts)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Operating expenses:
General and administrative	$4,006	$413	$11,138	$1,007
Research and development	3,045	43	5,952	88
Depreciation	14	3	24	6
Other operating expenses	3,155	541	5,026	780
Total operating expenses	10,220	1,000	22,140	1,881
Loss from operations	(10,220)	(1,000)	(22,140)	(1,881)
Other income (expense):
Redeemable preferred shares fair value adjustment	69	—	75	—
Interest income	2	—	8	—
Warrant liability fair value adjustment	—	(159)	—	(225)
Convertible notes fair value adjustment	—	(59)	—	(34)
Interest expense	—	(34)	—	(42)
Foreign currency transaction (loss) gain	(209)	1	(188)	(4)
Other income	2,322	231	2,322	271
Loss before income taxes	(8,036)	(1,020)	(19,923)	(1,915)
Income tax expense	—	—	—	—
Net loss	$(8,036)	$(1,020)	$(19,923)	$(1,915)

Other comprehensive income (loss):
Foreign currency translation adjustments	177	(117)	234	129
Total Comprehensive Loss	$(7,859)	$(1,137)	$(19,689)	$(1,786)

Basic and diluted weighted-average ordinary shares outstanding	209,196,827	120,945,619	209,196,827	119,822,809
Basic and diluted net loss attributable to ordinary shareholders (Note 13)	$(0.04)	$(0.01)	$(0.10)	$(0.02)

See accompanying notes to condensed consolidated financial statements

FREYR AS

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

(In Thousands, Except Share Amounts)

	Ordinary Shares		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Income	Deficit	Equity (Deficit)
Balance as of January 1, 2020	118,700,000	$143	$192	$(4)	$(1,280)	$(949)
Net loss	—	—	—	—	(895)	(895)
Other comprehensive income	—	—	—	246	—	246
Balance as of March 31, 2020	118,700,000	$143	$192	$242	$(2,175)	$(1,598)
Capital contributions from Rana municipality, net of issuance costs	5,239,777	$5	$990	$—	$—	$995
Net loss	—	—	—	—	(1,020)	(1,020)
Other comprehensive income	—	—	—	(117)	—	(117)
Balance as of June 30, 2020	123,939,777	$148	$1,182	$125	$(3,195)	$(1,740)

				Accumulated
			Additional	Other		Total
	Ordinary Shares		Paid-in	Comprehensive	Accumulated	Shareholders’
	Shares	Amount	Capital	Income	Deficit	Equity (Deficit)
Balance as of January 1, 2021	209,196,827	$238	$14,945	$658	$(10,885)	$4,956
Share-based compensation expense	—	—	4,617	—	—	4,617
Net loss	—	—	—	—	(11,887)	(11,887)
Other comprehensive income	—	—	—	57	—	57
Balance as of March 31, 2021	209,196,827	$238	$19,562	$715	$(22,772)	$(2,257)
Share-based compensation expense	—	$—	$528	$—	$—	$528
Net loss	—	—	—	—	(8,036)	(8,036)
Other comprehensive income	—	—	—	177	—	177
Balance as of June 30, 2021	209,196,827	$238	$20,090	$892	$(30,808)	$(9,588)

See accompanying notes to condensed consolidated financial statements.

FREYR AS

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	For the six months ended
	June 30,
	2021	2020
Cash flows from operating activities
Net loss	$(19,923)	$(1,915)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation expense	4,688	—
Depreciation	24	6
Redeemable preferred shares fair value adjustment	(75)	—
Foreign currency transaction loss on redeemable preferred shares	28	—
Warrant liability fair value adjustment	—	225
Convertible notes fair value adjustment	—	34
Other	—	106
Changes in assets and liabilities:
Prepaid assets	(1,049)	(142)
VAT receivable	(42)	149
Interest income receivable	(8)	—
Accounts payable and accrued liabilities	3,659	486
Accounts payable and accrued liabilities – related party	950	(6)
Deferred income	1,431	—
Net cash used in operating activities	(10,317)	(1,057)
Cash flows from investing activities
Purchases of property and equipment	(107)	(25)
Purchases of other long-term assets	(12)	—
Net cash used in investing activities	(119)	(25)
Cash flows from financing activities
Capital contributions - ordinary shares	—	1,000
Issuance cost	—	(5)
Proceeds from issuance of redeemable preferred shares	7,500	—
Proceeds from issuance of convertible debt	—	1,066
Proceeds from issuance of convertible debt – related party	—	412
Net cash provided by financing activities	7,500	2,473
Effect of changes in foreign exchange rates on cash, cash equivalents, and restricted cash	73	(1)
Net increase in cash, cash equivalents, and restricted cash	(2,863)	1,390
Cash, cash equivalents, and restricted cash at beginning of period	14,945	257
Cash, cash equivalents, and restricted cash at end of period	$12,082	$1,647

Supplemental disclosures of cash flow information
Cash paid for interest	$—	$13
Cash paid for income taxes	—	—

Significant non-cash investing and financing activities
Settlement of accrued liabilities through issuance of non-employee warrants	$460	$—
Settlement of other long-term liabilities through issuance of employee options	38	—

Reconciliation to consolidated balance sheets
Cash and cash equivalents	$11,279	$1,610
Restricted cash	803	37
Cash, cash equivalents, and restricted cash	$12,082	$1,647

See accompanying notes to condensed consolidated financial statements.

FREYR AS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Business and Basis of Presentation

Description of the Business

FREYR AS (the “Company”) was founded on February 1, 2018 and is incorporated and domiciled in Norway. The Company registered with the Norway Register of Business Enterprises on February 21, 2018. The Company is planning the development of lithium-ion battery facilities in Mo i Rana, Norway. The Company’s principal executive offices are in Mo i Rana, Norway.

FREYR’s mission and vision is to accelerate the decarbonization of the transportation sector and energy systems by delivering some of the world’s cleanest and most cost-effective batteries. FREYR aims to produce some of the most cost-competitive batteries with the lowest carbon footprints, which could further support the acceleration of the energy transition. FREYR is currently working to develop application of its in-licensed technology and planning the building of the battery factories in Mo i Rana. Planned principal operations have not yet commenced. As of June 30, 2021, FREYR has not derived revenue from its principal business activities. FREYR will initially target energy storage systems (“ESS”), marine applications, commercial vehicles and electric vehicles (“EV”) with slower charge requirements, and then plans to target additional markets, including consumer EVs, through both the licensing model and joint venture model. FREYR plans to produce faster charge battery cells for the broader consumer EV segment through the 24M platforms, as well as through the joint venture business model and potentially additional licensing partnerships.

Basis of Presentation and Principles of Consolidation

The Company’s condensed consolidated financial statements have been prepared in conformity with the accounting principles generally accepted in the United States of America (“U.S. GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”).

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in the condensed consolidated financial statements herein.

Business Combination

On January 29, 2021, the Company entered into a definitive business combination agreement (“BCA”) to merge with Alussa Energy Acquisition Corp. (“Alussa”) and certain other affiliated entities through a series of transactions (the “Business Combination”). The Business Combination was subject to approval by the shareholders of Alussa and the Company and other customary closing conditions. The Business Combination is anticipated to be accounted for as a reverse capitalization in accordance with U.S. GAAP. In connection with the Business Combination, a subscription agreement was entered into between an affiliate of Alussa and various investors for proceeds of $600,000 thousand (the “PIPE Investment”). The PIPE Investment was conditioned upon the closing of the Business Combination. The proceeds of the PIPE Investment, together with the amounts remaining in Alussa’s trust account following the closing of the Business Combination, will be retained by the post-combination business. On July 9, 2021, the Business Combination was consummated. See Note 14 – Subsequent Events for further discussion on the close of the Business Combination.

FREYR AS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the condensed consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. On an ongoing basis, the Company evaluates its estimates, including those related to the valuation of preferred shares, among others. The Company bases these estimates on historical experiences and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates.

Unaudited Condensed Consolidated Financial Statements

The accompanying interim condensed consolidated balance sheet as of June 30, 2021, the interim condensed consolidated statements of operations and comprehensive loss for the three and six months ended June 30, 2021 and 2020, the interim condensed consolidated statements of shareholders’ equity for the three and six months ended June 30, 2021 and 2020, and the interim condensed consolidated statements of cash flows for the six months ended June 30, 2021 and 2020, are unaudited. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements and, in management’s opinion, include all adjustments, consisting of only normal recurring adjustments necessary for the fair statement of the Company’s financial position as of June 30, 2021 and its results of operations and cash flows for the six months ended June 30, 2021 and 2020. The financial data and other financial information disclosed in the notes to these condensed consolidated financial statements related to the three-month and six-month periods are also unaudited. The results of operations for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the full fiscal year or any other period. Although the consolidated balance sheet as of December 31, 2020 was derived from the audited annual consolidated financial statements as of December 31, 2020, these interim condensed consolidated financial statements do not contain all of the footnote disclosures from the annual consolidated financial statements.

These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the related notes included in the Company’s annual financial statements for the fiscal year ended December 31, 2020.

Significant Risk and Uncertainties

The Company is subject to those risks common in the renewable energy and manufacturing industries and also those risks common to early stage development companies, including, but not limited to, the possibility of not being able to successfully develop or market its products, the ability to obtain or maintain licenses and permits to support future business, competition, dependence on key personnel and key external alliances, loss of its grant contributor, the ability to maintain and establish relationships with current and future vendors and suppliers, the successful protection of its proprietary technologies, the possibility of the factory development being disrupted, compliance with government regulations, and the possibility of not being able to obtain additional financing when needed.

Restricted Cash

Restricted cash consists of funds held in a restricted account for payment of upfront rental lease deposits and income tax withholdings to the Norwegian government, payable every other month.

FREYR AS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Fair Value Measurement

The Company follows the accounting guidance in ASC 820, Fair Value Measurement, for its fair value measurements of financial assets and liabilities measured at fair value on a recurring basis. Fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

Fair value measurements of assets and liabilities are categorized based on the following hierarchy:

Level 1 —	Fair value determined based on quoted prices in active markets for identical assets or liabilities.

Level 2 —	Fair value determined using significant observable inputs, such as quoted prices for similar assets or liabilities or quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, or inputs that are derived principally from or corroborated by observable market data, by correlation or other means.

Level 3 —	Fair value determined using significant unobservable inputs, such as pricing models, discounted cash flows, or similar techniques.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

For the nine convertible notes issued in 2020 (“2020 Convertible Notes”), the Company has elected the fair value option. Such election is irrevocable and is applied on an instrument-by-instrument basis at initial recognition. Any changes in the fair value of these securities are recognized in the condensed consolidated statements of operations and comprehensive loss. Interest expense on the 2020 Convertible Notes for which the fair value option has been elected is based on stated interest rates and is recorded as interest expense within the condensed consolidated statements of operations and comprehensive loss.

3. Property and Equipment

Property and equipment as of June 30, 2021 and December 31, 2020, consisted of the following (in thousands):

	As of	As of
	June 30,	December 31,
	2021	2020
Office equipment	$203	$98
Less: Accumulated depreciation and amortization	(39)	(15)
Less: Foreign currency translation effects	(2)	(3)
Property and equipment, net	$162	$80

Depreciation expense related to property and equipment was $14 thousand and $24 thousand for the three and six months ended June 30, 2021, respectively, and $3 thousand and $6 thousand for the three and six months ended June 30, 2020, respectively.

FREYR AS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.            Accrued Liabilities

Accrued liabilities as of June 30, 2021 and December 31, 2020, consisted of the following (in thousands):

	As of	As of
	June 30,	December 31,
	2021	2020
Accrued research and development costs (Note 5)	$1,189	$445
Accrued professional and legal fees	1,599	245
Accrued payroll and payroll related expenses	1,070	518
Accrued share-based compensation expense	—	460
Accrued other operating costs	356	485
Total accrued liabilities	$4,214	$2,153

5.       Commitments and Contingencies

Lease Commitments

The Company currently leases its corporate headquarters as well as other real estate assets that are classified as operating leases. Total rent expense was $86 thousand and $157 thousand for the three and six months ended June 30, 2021, respectively, and $27 thousand and $54 thousand for the three and six months ended June 30, 2020, respectively. The Company does not have any leases classified as capital leases.

Other Commitments

On December 1, 2020, the Company entered into a definitive licensing and services agreement effective December 15, 2020 with 24M to use its Semi-Solid lithium-ion battery platform technology in FREYR’s planned facilities in Mo i Rana, Norway. In accordance with this agreement and a letter agreement dated December 18, 2020, the Company has committed to pay $20,000 thousand for the rights to production of battery cells based on 24M’s current and future technology, as well as the provision of services to the Company, including technical training of engineers, the provision of information relevant to construct and operate the factory and on-site support. $700 thousand was paid and expensed in 2020 at the signing of the memorandum of understanding prior to entering into a definitive agreement. The Company determined that the remaining $19,300 thousand payable would be recognized straight-line over the service period through December 31, 2022, which was extended to December 31, 2023 through the first amendment to the definitive agreement dated January 18, 2021. As of December 31, 2020, $445 thousand was accrued related to the agreement. On January 12, 2021, $2,500 thousand was paid, as prescribed by the definitive agreement. As of June 30, 2021, $1,181 thousand was accrued related to the agreement and the Company’s remaining commitments were $2,500 thousand, paid as of July 31, 2021, as well as $14,300 thousand, payable upon the financial close of the Company’s commercial facility, but no later than December 31, 2021. In accordance with the definitive agreement, the Company will also pay an ongoing royalty fee based on sales volumes with minimum annual payments of $3,000 thousand beginning on the three-year anniversary of the effective date. All expenses related to this definitive agreement are recognized as research and development costs within the condensed consolidated statements of operations and comprehensive loss.

FREYR AS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The Company entered into agreements with a public Norwegian university to fund professorships and research within the field of energy-efficient battery plants. Under the agreements, the Company has committed to pay NOK 700 thousand annually for four years for a total of NOK 2,800 thousand to fund the professorships and NOK 1,000 thousand annually for eight years for a total of NOK 8,000 thousand to fund the research. As of June 30, 2021, the Company’s remaining commitments were NOK 1,225 thousand ($143 thousand) and NOK 6,000 thousand ($701 thousand) to fund the professorships and research, respectively. All expenses related to these agreements are recognized as research and development costs within the condensed consolidated statements of operations and comprehensive loss.

On January 23, 2020, the Company entered into an agreement with the Nordland county municipality related to the mobilization of the battery factory in Mo i Rana. Under the agreement, the Company has committed to pay NOK 500 thousand per year over three years beginning in 2020. As of June 30, 2021, the Company’s remaining commitment was NOK 1,000 thousand ($117 thousand). All expenses related to this agreement are recognized as other operating expenses within the condensed consolidated statements of operations and comprehensive loss.

Contingent Liabilities — Litigation

The Company is subject to legal and regulatory actions that arise from time to time in the ordinary course of business. The assessment as to whether a loss is probable or reasonably possible, and as to whether such loss or a range of such loss is estimable, often involves significant judgment about future events. In the opinion of management, there was not at least a reasonable possibility the Company may have incurred a material loss with respect to loss contingencies for asserted legal and other claims. However, the outcome of litigation is inherently uncertain.

6. Fair Value Measurement

The following table sets forth, by level within the fair value hierarchy, the accounting of the Company’s financial assets and liabilities at fair value on a recurring basis according to the valuation techniques the Company uses to determine their fair value (in thousands):

	As of June 30, 2021
	Level 1	Level 2	Level 3	Total
Liabilities
Redeemable Preferred Shares	$—	$—	$15,000	$15,000
Total fair value	$—	$—	$15,000	$15,000

	As of December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities
Redeemable Preferred Shares	$—	$—	$7,574	$7,574
Total fair value	$—	$—	$7,574	$7,574

As of June 30, 2021 and December 31, 2020, the carrying value of all other financial assets and liabilities approximated their respective fair values.

FREYR AS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2021 and December 31, 2020, the Company measured its redeemable preferred shares (the “preferred shares”) at fair value based on significant inputs not observable in the market, which caused them to be classified as Level 3 measurements within the fair value hierarchy. The valuation of the preferred shares used assumptions and estimates that the Company believed would be made by a market participant in making the same valuation. The Company assessed these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates was obtained. Changes in the fair value of the preferred shares related to updated assumptions and estimates were recognized as a redeemable preferred shares fair value adjustment within the condensed consolidated statements of operations and comprehensive loss.

The preferred shares outstanding on June 30, 2021 and December 31, 2020 were valued using a scenario-based framework. Within each scenario, an income approach, specifically the discounted cash flow approach, was utilized based on the expected payoffs upon the conversion or redemption event, the estimated yield and the expected probability of occurrence, which management determined was a significant assumption. Using this approach, the Company determined that the fair value of the redeemable preferred shares was $15,000 thousand and $7,574 thousand as of June 30, 2021 and December 31, 2020, respectively. The Company noted that a change in the weighting of the expected forms of settlement would result in a change to the fair value ascribed to the redeemable preferred shares. See Note 7 — Redeemable Preferred Shares for further discussion on the preferred shares.

During 2020, the Company issued the 2020 Convertible Notes, of which seven were issued to third-party investors and two were issued to related parties. The Company elected to apply the fair value option to the 2020 Convertible Notes at the time they were first recognized. On July 2, 2020 and July 8, 2020, the 2020 Convertible Notes were settled. Prior to settlement, the 2020 Convertible Notes were valued using a scenario-based framework. This analysis assumed two scenarios that were weighted based on the likelihood of occurrence, one in which a qualified financing event occurred and the other in which no qualified financing event occurred and the 2020 Convertible Notes were redeemed at maturity.

On June 10, 2019, the Company entered into an agreement with a third-party investor (the “Investment Agreement”) to issue warrants in exchange for the investor funding cash investments in tranches to support the Company’s two battery projects for the period from the effective date of the agreement through September 30, 2021. The warrant liability was initially valued using a scenario-based framework that assumed varying levels of tranches of investments and the related equity valuation, which caused it to be classified as a Level 3 measurement within the fair value hierarchy. As of June 30, 2020, the Company measured its warrant liability using the indicated transaction price for the private placement that was finalized shortly after period end. This change in the valuation methodology was a result of the availability of inputs corroborated by an observable market transaction, which caused it to be classified as a Level 2 measurement within the fair value hierarchy. As of September 30, 2020, and through settlement on November 23, 2020, the Company measured the fair value of the warrant liability based on inputs corroborated by observable market transactions using the over-the-counter (“OTC”) trading price. The warrant liability was settled on November 23, 2020.

FREYR AS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table presents changes in the Level 3 instruments measured at fair value for the six months ended June 30, 2021 and 2020, respectively (in thousands):

	For the six months ended June 30, 2021
	Redeemable	2020
	preferred	Convertible	Warrant
	shares	Notes	liability
Balance (beginning of period)	$7,574	$—	$—
Additions	7,500	—	—
Fair value measurement adjustments	(74)	—	—
Balance (end of period)	$15,000	$—	$—

	For the six months ended June 30, 2020
	Redeemable	2020
	preferred	Convertible	Warrant
	shares	Notes	liability
Balance (beginning of period)	$—	$—	$93
Additions	—	1,479	74
Accrued interest	—	21	—
Fair value measurement adjustments	—	35	225
Foreign currency exchange effects	—	(8)	(11)
Balance (end of period)	$—	$1,527	$381

7. Redeemable Preferred Shares

On November 11, 2020, 7,500,000 redeemable preferred shares were issued, each with a nominal value of NOK 0.01 per share for an aggregate subscription amount of NOK 71,529 thousand ($7,500 thousand) to two affiliates of Alussa in exchange for a cash contribution of $7,500 thousand (the “Preferred Share Preference Amount”). Each preferred share is entitled to a distribution equal to $1, before and in preference to any distribution on the Company’s ordinary shares. Subsequently, each preferred share is entitled to the same distribution per share as the Company’s ordinary shares. The holders of preferred shares are entitled to the same right as ordinary shareholders including one vote per share at the Company’s general meetings. Each preferred share contained automatic settlement features on the earlier of June 30, 2021 or a qualified transaction event.

The Company also issued 92,500,000 warrants that were subscribed together with the preferred shares discussed above. Each exercisable warrant shall give the right to subscribe for one new ordinary share of the Company with a subscription price of NOK 0.01 per share (the “Warrant Contribution Amount”). No ordinary shares may be issued pursuant to the warrants unless and until the preferred shares issued are converted into ordinary shares. As such, the warrants are not separately exercisable from the preferred shares and are considered an embedded feature.

On February 16, 2021, an additional 7,500,000 redeemable preferred shares were issued, each with a nominal value of NOK 0.01 per share for an aggregate subscription amount of NOK 64,081 thousand ($7,500 thousand) to three affiliates of Alussa in exchange for a Preferred Share Preference Amount of $7,500 thousand. Each preferred share is entitled to the same distribution and rights as the initial 7,500,000 redeemable preferred shares issued. Each preferred share contains automatic settlement features on the earlier of September 30, 2021 or a qualified transaction event. The shareholders also approved to change the date of the automatic settlement features for the initial 7,500,000 redeemable preferred shares from June 30, 2021 to September 30, 2021.

FREYR AS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

If a qualified transaction event occurs no later than September 30, 2021, the preferred shares will be exchanged for an amount of ordinary shares and exercisable warrants based on the sum total of (a) the Preferred Share Preference Amount and (b) the Warrant Contribution Amount divided by the lowest price paid per share in the qualified transaction event. The Business Combination and PIPE Investment are expected to meet the definition of a qualified transaction event. See Note 1 — Business and Basis of Presentation for further information on the Business Combination and PIPE Investment.

If the Company determines that a qualified transaction event will not occur before September 30, 2021, the Company may also redeem, at its option, all of the preferred shares for a payment in cash equal to 105% of the Preferred Share Preference Amount. Upon the redemption of the preferred shares, the warrants will be cancelled for no consideration. On September 30, 2021, if the qualified transaction event has not yet occurred and the Company has not redeemed the preferred shares, the preferred shares will be exchanged for an amount of ordinary shares and exercisable warrants based on the sum total of (a) the Preferred Share Preference Amount and (b) the Warrant Contribution Amount divided by a conversion price equal to 80% of the volume weighted average price per ordinary share during the 40 business days immediately preceding September 30, 2021.

The Company determined that the preferred shares and warrants should be considered a single financial instrument and recognized as a liability within the condensed consolidated balance sheets. The liability is measured at fair value and will be subsequently remeasured at each reporting date with changes being recorded as a redeemable preferred shares fair value adjustment within the condensed consolidated statements of operations and comprehensive loss. The fair value of the preferred shares and warrants was $15,000 thousand and $7,574 thousand as of June 30, 2021 and December 31, 2020, respectively. See Note 6 — Fair Value Measurement for further information on the preferred shares and warrants.

8.	Shareholders’ Equity (Deficit)

As of June 30, 2021, the Company had ordinary shares with share capital of NOK 2,092 thousand ($238 thousand) comprising 209,196,827 shares at a nominal value of NOK 0.01 per share with NOK 185,470 thousand ($20,090 thousand) in additional paid-in capital. As of December 31, 2020, the Company had ordinary shares with share capital of NOK 2,092 thousand ($238 thousand) comprising 209,196,827 shares at a nominal value of NOK 0.01 per share with NOK 141,380 thousand ($14,945 thousand) in additional paid-in capital. The holders of ordinary shares are entitled to receive dividends as and when declared and are entitled to one vote per share at the Company’s general meetings.

9.	Share-Based Compensation

Employee Awards

The Company has an Incentive Stock Option Plan (the “2019 Plan”) issued on September 11, 2019. According to the 2019 Plan, options or warrants may be granted to eligible employees, and a total of 5,000,000 ordinary shares may be issued pursuant to the exercise of options and warrants granted. On December 1, 2020, the board of directors approved to increase the amount of ordinary shares to be issued under the 2019 plan by 5,000,000 ordinary shares.

19

FREYR AS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2021, the Company has issued offer letters to 33 employees under the 2019 Plan. Each offer letter provides a grant schedule including the number of options or warrants to be granted on each grant date, the vesting date and the exercise period of the options. For 29 of the employees, the options or warrants will be granted on a quarterly basis over a two-year period and can be exercised at the earliest three years and at the latest five years after the date of the first legal grant date. The options granted to three of the Company’s executives vest based on service-based conditions for a portion of the awards and upon service-based conditions and the achievement of a liquidity-event-driven performance condition for the remainder of the awards. In the event of a change of control, defined as a corporate transaction involving 50% or more of the combined voting power of the equity interests in the Company, the stock options and warrants and performance stock options and warrants already granted or earmarked for an employee’s first year of employment will vest immediately, given that the employee’s employment contract has not been terminated.

In accordance with ASC 718, Stock-Based Compensation, the grant date should be the date at which an employer and an employee reach a mutual understanding of the key terms and conditions of a share-based payment award. In addition, individual awards that are subject to approval by the board of directors, management, or both are not deemed to be granted until all such approvals are obtained.

On January 29, 2021, the Company entered into the BCA, which was simultaneously approved by the board of directors. See Note 1 — Business and Basis of Presentation for further information on the BCA and respective Business Combination. Pursuant to the BCA, the exercise prices for certain employee awards that were not previously known were established. As such, a grant date for accounting purposes was achieved for these employee awards as there was a mutual understanding of the terms and conditions. However, the board of directors does not have the requisite authorization to settle the equity awards in ordinary shares. As such, the employee awards were initially treated as cash-settled liability awards as of January 29, 2021. On February 16, 2021, the share settlement of the employee awards was approved by the Company’s shareholders at an extraordinary general meeting, and as a result, the awards were reclassified from liability to equity. Furthermore, on February 16, 2021, the share-based compensation liability of $38 thousand recognized in other long-term liabilities as of December 31, 2020 related to these employee awards was reclassified to equity. In addition to establishing a mutual understanding of the key terms and conditions for certain employee awards, the BCA also established a performance condition that will adjust the exercise price of certain options and warrants upon the close of the Business Combination. As a result, the total cumulative share-based compensation expense to be recognized for the employee awards will be based on the fair value of the awards estimated at the grant date for the condition or outcome that is actually satisfied, that is, the service-based condition or the liquidity-event-driven performance condition. Share-based compensation expense has not been recognized for awards that will only vest upon on the achievement of the close of the Business Combination or an alternative liquidity event as these events are not considered probable as of June 30, 2021. As a result of the close of the Business Combination on July 9, 2021, the performance condition has been met. As such, the employee awards vested immediately on July 9, 2021 in accordance with the BCA and share-based compensation was recognized for the remaining unrecognized fair value of the employee awards subject to the performance condition. See Note 14 – Subsequent Events for further discussion. Share-based compensation expense is recognized as general and administrative expense within the condensed consolidated statements of operations and comprehensive loss.

20

FREYR AS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth the activity relating to the employee awards outstanding for the six months ended June 30, 2021 (aggregate intrinsic value in thousands):

			Weighted
		Weighted	average
		average	remaining	Aggregate
		exercise price	contractual life	intrinsic
Six Months Ended June 30, 2021	Number	(NOK)	(years)	value
Awards outstanding at beginning of period	375,000	1.50	4.75	$365
Awards granted	2,454,583	3.87	4.22	$3,038
Awards outstanding at end of period	2,829,583	3.56	4.22	$3,403
Awards exercisable at end of period	—	—	—	$—

The following table sets forth the activity relating to performance employee awards outstanding for the six months ended June 30, 2021 (aggregate intrinsic value in thousands):

			Weighted
		Weighted	average
		average	remaining	Aggregate
		exercise price	contractual life	intrinsic
Six Months Ended June 30, 2021	Number	(NOK)	(years)	value
Performance awards outstanding at beginning of period	625,000	1.50	4.75	$608
Performance awards granted	2,291,667	4.04	4.44	$2,922
Performance awards outstanding at end of period	2,916,667	3.49	4.40	$3,530
Performance awards exercisable at end of period	—	—	—	$—

Assumptions used to determine the fair value of employee awards and performance employee awards using the Black-Scholes-Merton option pricing model are as follows:

	Six Months Ended June 30, 2021
	Range of Assumptions
Grant date fair value per warrant or option	$1.13	-	$2.00
Valuation assumptions:		-
Expected term (years)	4.12	-	4.88
Expected volatility	45.50%	-	46.93%
Expected dividend yield	0.00%	-	0.00%
Risk-free interest rate	(0.66)%	-	(0.63)%

The expected option and warrant terms were calculated using the remaining contractual term as the employee awards and performance employee awards were deeply in-the-money as of the valuation date. The expected volatilities were derived from the average historical daily stock volatilities of a peer group of public companies that the Company considers to be comparable to its business over a period equivalent to the expected terms of the share-based awards. The expected dividend yield was based on the Company’s expectation of not paying dividends in the foreseeable future. Consequently, the expected dividend yield used is zero. The risk-free interest rates were based on the AAA-Rated Euro Area Central Government Bond Yields.

21

FREYR AS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Compensation expense recorded for the employee awards for the three and six months ended June 30, 2021 was $481 thousand and $857 thousand, respectively. As of June 30, 2021, unrecognized compensation expense related to non-vested share-based compensation arrangements granted under the 2019 Plan was $4,043 thousand. The expense is expected to be fully recognized over a period of 2.20 years. As noted above, the final measure of compensation expense for the employee awards will be based on the amount estimated at the grant date for the condition or outcome that is actually achieved. Upon the close of the Business Combination, 5,649,792 options and warrants will vest with a weighted-average grant date fair value of $1.65 per option or warrant as of February 16, 2021. No compensation expense was recorded for the three and six months ended June 30, 2020.

Nonemployee Awards — Related Party

On March 1, 2019, the Company entered into a consulting agreement with EDGE Global LLC (“EDGE”) for the Company’s CEO and Chief Commercial Officer to be hired in to perform certain services related to leadership, technology selection and operational services (the “2019 EDGE Agreement”). Per the 2019 EDGE Agreement, the Company agreed to issue 8,315,902 warrants to EDGE equaling 6.5% of the total outstanding shares of the Company as of the effective date of the 2019 EDGE Agreement. On July 8, 2020, the Company resolved to issue 8,315,902 warrants to EDGE under the 2019 EDGE Agreement upon the consummation of a New Capital Raise as defined in the 2019 EDGE Agreement. The warrants may be exercised at the latest of May 15, 2024. Each warrant shall give the right to subscribe for one new ordinary share of the Company with a subscription price of NOK 1.44 per share.

On September 1, 2020, the Company amended the 2019 EDGE Agreement, effective as of July 1, 2020 (the “2020 EDGE Agreement”). This amendment extended the term of the 2019 EDGE agreement to December 31, 2021, and also set forth the new terms and conditions governing EDGE’s engagement with the Company. Under the 2020 EDGE Agreement, the Company agreed to issue 3,838,401 warrants to EDGE. The warrants will vest over an eighteen-month graded vesting period and expire on September 30, 2025. Each warrant provided the right to subscribe for one new ordinary share of the Company with a subscription price of NOK 1.50 per share. On September 25, 2020, the board approved the modification of the subscription price to be NOK 1.85 per share. On October 6, 2020, the issuance of warrants was approved by the Company’s shareholders at the extraordinary general meeting reclassifying the award from a liability to equity after which the fair value of the award was no longer remeasured. The following table sets forth the activity relating to warrants outstanding for the six months ended June 30, 2021 (aggregate intrinsic value in thousands):

			Weighted
		Weighted	average
		average	remaining	Aggregate
		exercise	contractual life	intrinsic
Six Months Ended June 30, 2021	Number	price (NOK)	(years)	value
Warrants outstanding at beginning of period	12,154,303	1.57	3.81	$11,724
Warrants granted	—	—	—	$—
Warrants outstanding at end of period	12,154,303	1.57	3.31	$17,439
Warrants exercisable at end of period	10,874,836	1.54	3.20	$15,645

22

FREYR AS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Assumptions used to determine the fair value of warrants under the EDGE Agreements using the Black-Scholes-Merton option pricing model are as follows:

	July 8, 2020	October 6, 2020
Grant date fair value per warrant	$0.05	$0.07
Valuation assumptions:
Expected term (years)	4.00	2.80
Expected volatility	43.29%	43.10%
Expected dividend yield	0.00%	0.00%
Risk-free interest rate	(0.65)%	(0.71)%

The expected term was calculated using the simplified method based on the warrants vesting term and contractual terms as there was not sufficient relevant historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. The expected volatility was derived from the average historical daily stock volatilities of a peer group of public companies that the Company considers to be comparable to its business over a period equivalent to the expected term of the share-based grants. The expected dividend yield was based on the Company’s expectation of not paying dividends in the foreseeable future. Consequently, the expected dividend yield used is zero. The risk-free interest rate was based on the AAA-Rated Euro Area Central Government Bond Yields.

The fair value of warrants related to the EDGE Agreement which vested during the three and six months ended June 30, 2021 was $47 thousand and $93 thousand, respectively. No warrants vested during the three and six months ended June 30, 2020. Compensation expense recorded for the three and six months ended June 30, 2021 for the warrants was $47 thousand and $93 thousand, respectively. As of June 30, 2021, unrecognized compensation expense related to non-vested share-based compensation arrangements granted for the nonemployee awards was $91 thousand. The expense is expected to be fully recognized over 0.50 years. No compensation expense was recorded for the three and six months ended June 30, 2020.

23

FREYR AS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

See Note 12 — Related Party Transactions for further information on the non-equity-based compensation arrangements pursuant to the consulting agreements between the Company and EDGE.

Nonemployee Awards

On December 4, 2020, the Company entered into an agreement with a third-party service provider for its support in initiating and enabling high-level discussions with Japanese technology providers with the purpose of entering into license agreements. In accordance with the agreement, the Company planned to issue 2,308,526 warrants as payment-in-kind. Per the agreement, the warrants vest immediately and may be exercised at any time with the latest being September 30, 2023. As of December 31, 2020, as the warrants had yet to be approved by the shareholders, they were treated as cash-settled liability awards. Until the share issuance is approved by the shareholders, the third-party service provider retains a put option to demand cash payment in the amount of EUR 375 thousand ($427 thousand), which was recognized as accrued share-based compensation expense within accrued liabilities in the Company’s condensed consolidated balance sheet as of December 31, 2020. On February 16, 2021, the Company’s shareholders resolved to issue the 2,308,526 warrants with an exercise price of NOK 0.01. On March 8, 2021, the warrants were subscribed for by the third-party service provider, and as the put option was no longer in the control of the third-party service provider, the warrants were reclassified from liability to equity and remeasured to the fair value on the date of subscription. As part of this reclassification, the share-based compensation liability of $460 thousand recognized in accrued liabilities as of December 31, 2020 was reclassified to equity. The following table sets forth the activity relating to warrants outstanding for the six months ended June 30, 2021 (aggregate intrinsic value in thousands):

			Weighted
		Weighted	average
		average	remaining	Aggregate
		exercise	contractual life	intrinsic
Six Months Ended June 30, 2021	Number	price (NOK)	(years)	value
Warrants outstanding at beginning of period	2,308,526	0.01	2.75	$2,649
Warrants granted	—	—	—	$—
Warrants outstanding at end of period	2,308,526	0.01	2.25	$3,733
Warrants exercisable at end of period	2,308,526	0.01	2.25	$3,733

Assumptions used to determine the fair value of warrants using the Black-Scholes-Merton option pricing model are as follows:

March 8, 2021
Grant date fair value per warrant	$1.82
Valuation assumptions:
Expected term (years)	3.00
Expected volatility	49.80%
Expected dividend yield	0.00%
Risk-free interest rate	(0.66)%

24

FREYR AS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The expected term is the contractual term per the agreement between the Company and the third-party service provider. The expected volatility was derived from the average historical daily stock volatilities of a peer group of public companies that the Company considers to be comparable to its business over a period equivalent to the expected term of the options. The expected dividend yield was based on the Company’s expectation of not paying dividends in the foreseeable future. Consequently, the expected dividend yield used is zero. The risk-free interest rate was based on the AAA-Rated Euro Area Central Government Bond Yields as well, as US Treasury Rates.

The fair value of the warrants issued to the third-party service provider which vested during the six months ended June 30, 2021 was $4,200 thousand. No warrants vested during the three months ended June 30, 2021 nor the three or six months ended June 30, 2020. Compensation expense recorded for the three and six months ended June 30, 2021 for the warrants was nil and $3,739 thousand, respectively. As of June 30, 2021, all compensation expense was recognized related to the share-based compensation arrangement. There was no compensation expense recorded for the three and six months ended June 30, 2020. See Note 14 – Subsequent Events for discussion on the issuance of ordinary shares of FREYR Battery in exchange for these warrants.

10. Government Grants

On February 10, 2021, the Company was awarded a grant for research, development and innovation in battery cell technology. The grant was awarded to assist with the costs incurred associated with employees and staff, contract research and consultants, overhead and operating expenses and purchased research and development. The grant will be paid out over a period of two years. During the three months ended June 30, 2021, an initial grant was made for 50% of the expected grant for 2021. The Company will be required to submit annual expense reports with supporting documentation of costs incurred that must be approved before payment. The grant will cover up to 70% of total expected project costs with 75% being granted upon receipt of the annual expense report and the remaining 25% being paid upon the approval of the final project report and third-party attestation. Although a payment of the initial grant has been received, support for the related expenses will not be approved until the submission of the first annual expense report. As such, as of June 30, 2021, the Company recognized $55 thousand as deferred income in the condensed consolidated balance sheet.

On February 12, 2021, the Company was awarded a grant for research, development and innovation in environmental technology. The grant was awarded to assist with the costs incurred associated with employees and staff, contract research and consultants, overhead and operating expenses and intellectual property, patents and licenses. The grant is paid out in three installments based on meeting certain milestones in the agreement, in which the last milestone is payable after the final project report is approved. The grant is subject to meeting certain business size thresholds and conditions, such as documenting and supporting costs incurred, obtaining a third-party attestation of the Company’s related records and implementing policies that demonstrate good corporate governance. For the portion of any grant received for which costs have not yet been either incurred or supported through the appropriate documentation, the Company recognizes deferred income in the condensed consolidated balance sheets. The first milestone of 30% and second milestone of 50% were met during the three months ended March 31, 2021 and three months ended June 30, 2021, respectively, and payment was received. However, as of June 30, 2021, the appropriate documentation of the financing of project costs and third-party attestation had only occurred for the second milestone. As such, as of June 30, 2021, the Company recognized $1,366 thousand as deferred income within the condensed consolidated balance sheet. For the three and six months ended June 30, 2021, $2,330 thousand was recognized as other income within the condensed consolidated statements of operations and comprehensive loss.

25

FREYR AS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 1, 2021, the Company was awarded a grant for the development and construction of the pilot plant in Mo i Rana, Norway. The grant was awarded to assist with the costs incurred associated with payroll, rent and depreciation, research and development costs, costs directly related to the production of the pilot and other operating expenses. The grant is paid in arrears upon request based on progress and accounting reports with the last milestone becoming payable after the final project report is approved. The grant is subject to achieving successful financing of the pilot plant and other conditions, such as documenting and supporting costs incurred and obtaining a third-party attestation of the Company’s related records. For the six months ended June 30, 2021, the Company had not yet satisfied the requirements and thus did not recognize any income within the condensed consolidated statement of operations and comprehensive loss.

11. Income Taxes

The Company has no provision for income taxes for the three and six months ended June 30, 2021 and 2020. The Company has no current tax expense, as a result of historical losses, and has no current deferred tax expense, as a result of the valuation allowance against its deferred tax assets.

Recognition of deferred tax assets is appropriate when realization of such assets is more likely than not. Based upon the available evidence, which includes the Company’s historical operating performance, cumulative net losses and projected future losses, the Company has recognized a valuation allowance against its deferred tax assets. The Company’s valuation allowance increased by $1,681 thousand and $3,382 thousand for the three and six months ended June 30, 2021, respectively, and $160 thousand and $347 thousand for the three and six months ended June 30, 2020, respectively.

For the six months ended June 30, 2021 and 2020, the Company had net operating loss carryforwards of approximately $27,264 thousand and $3,581 thousand, respectively. These net operating loss carryforwards can be carried forward by the Company indefinitely. As of June 30, 2021 and December 31, 2020, the Company recorded $5,724 thousand and $2,397 thousand, respectively, in valuation allowance against the deferred tax assets. Any difference between the valuation allowance noted here and the change in valuation allowance noted above is due to foreign currency translation differences.

The Company records unrecognized tax benefits in accordance with ASC 740-10, Income Taxes. ASC 740-10 prescribes a recognition threshold and measurement attribute for financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in the Company's income tax return. In accordance with the guidance, the Company did not have any unrecognized tax benefits as of June 30, 2021 and December 31, 2020.

A reconciliation of the effective rate of tax and tax rate in the Company’s country of registration, Norway, (in thousands, except percentages):

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Pretax net loss	$(8,036)	$(1,020)	$(19,923)	$(1,915)
Statutory tax rate	22%	22%	22%	22%
Income taxes calculated at statutory tax rate	$(1,768)	$(224)	$(4,383)	$(421)
Changes in valuation allowance	1,681	160	3,382	347
Permanent tax items	87	64	1,001	74
Effect of change in exchange rate	—	—	—	—
Effect of change in tax rate	—	—	—	—
Tax expense	$—	$—	$—	$—
Effective rate of tax	0%	0%	0%	0%

26

FREYR AS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Deferred taxes result from temporary differences between financial reporting carrying amounts and the tax basis of existing assets and liabilities. As of June 30, 2021 and December 31, 2020, the Company had no net deferred tax asset. The principal components of the deferred tax assets and liabilities are summarized as follows (in thousands):

	As of June 30, 2021	As of December 31, 2020
Deferred tax assets
Tax losses carryforwards	$5,998	$2,494
Accruals and provisions for liabilities	—	—
Total deferred tax assets before valuation allowance	5,998	2,494
Valuation allowance	(5,724)	(2,397)
Total deferred tax assets	274	97
Deferred tax liabilities
Property and equipment	1	2
Prepayment and deferred income	273	95
Total deferred tax liabilities	274	97
Net deferred tax asset	$—	$—

12. Related Party Transactions

Accounts payable and accrued liabilities — related party as of June 30, 2021 and December 31, 2020, consisted of the following (in thousands):

	As of	As of
	June 30,	December 31,
	2021	2020
Accounts payable	$1,197	$320
Accrued professional and legal fees	56	—
Accrued other operating costs	—	2
Total accounts payable and accrued liabilities – related party	$1,253	$322

Consulting Agreements

The 2019 EDGE Agreement provided that the Company shall pay EDGE a monthly retainer fee. See Note 9 — Share Based Compensation for further discussion on the option agreements between the Company and EDGE. Furthermore, the Company agreed to make certain milestone payments to EDGE based on the closing of certain additional financing rounds as defined within the 2019 EDGE Agreement. The 2019 EDGE Agreement was superseded on September 1, 2020 by the 2020 EDGE Agreement which extended the term of the 2019 EDGE agreement to December 31, 2021 and set forth the new terms and conditions governing EDGE’s engagement with the Company. Under the 2020 EDGE Agreement, the monthly cash retainer was adjusted to $40 thousand and EDGE was entitled to a discretionary annual cash bonus in 2020 up to 30% of the total amount of the monthly cash retainer. However, at its discretion, the Company decided not to pay the annual cash bonus. In addition, EDGE was eligible for 30% of the Company’s targeted management bonus pool of NOK 25,000 thousand ($2,000 thousand), which the Company established to reward management’s efforts upon the successful close of the financing of the battery facility prior to June 30, 2021. On January 18, 2021, the board resolved to terminate the 2020 EDGE Agreement and enter into individual contracts, subject to the closing of the Business Combination. Pursuant to the termination, EDGE will no longer be eligible to participate in the Company’s targeted management bonus pool.

27

FREYR AS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The expenses incurred in relation to the consulting services provided for the three and six months ended June 30, 2021 were $105 thousand and $235 thousand, respectively, and $89 thousand and $216 thousand, for the three and six months ended June 30, 2020, respectively. These expenses are recognized as general and administrative expenses within the condensed consolidated statements of operations and comprehensive loss. The unpaid amount of $45 thousand and $42 thousand was recognized in accounts payable and accrued liabilities — related party as of June 30, 2021 and December 31, 2020, respectively.

In 2020, the Company entered into a framework agreement with Metier OEC, which provides for consulting services. The CEO of Metier OEC is the brother of the Executive Vice President Projects of the Company. The expenses incurred in relation to the consulting services provided for the three and six months ended June 30, 2021 were $1,251 thousand and $2,419 thousand, respectively, and $43 thousand and $120 thousand for the three and six months ended June 30, 2020, respectively. These expenses are recognized as other operating expenses within the condensed consolidated statements of operations and comprehensive loss. The unpaid amount of $1,208 thousand and $280 thousand was recognized in accounts payable and accrued liabilities — related party as of June 30, 2021 and December 31, 2020, respectively.

Convertible Debt

During the six months ended June 30, 2020, the Company issued two related party 2020 Convertible Notes. See Note 6 — Fair Value Measurement for further discussion.

13. Basic and Diluted Net Loss Per Share

The Company uses the two-class method to calculate net loss per share for the three and six months ended June 30, 2021. Under the two-class method, undistributed earnings for the period are allocated to participating securities, including the redeemable preferred shares, based on the contractual participation rights of the security to share in the current earnings as if all current period earnings had been distributed. As there is no contractual obligation for the redeemable preferred shares to share in losses, the Company’s basic net loss per share attributable to ordinary shareholders for the three and six months ended June 30, 2021 is computed by dividing net loss attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding. The Company’s basic net loss per share attributable to ordinary shareholders for the three and six months ended June 30, 2020 was computed by dividing the net loss attributable to ordinary shareholders by the weighted-average ordinary shares outstanding. No dividends were declared or paid for the three and six months ended June 30, 2021 and 2020.

28

FREYR AS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Diluted net loss per share attributable to ordinary shareholders adjusts basic net loss per share attributable to ordinary shareholders to give effect to all potential ordinary shares that were dilutive and outstanding during the period. For the three and six months ended June 30, 2021 and 2020, no instrument was determined to have a dilutive effect.

The following table sets forth the computation of the Company’s basic and diluted net loss per share attributable to ordinary shareholders for the three and six months ended June 30, 2021 and 2020 (amounts in thousands, except share and per share amounts):

	For the three months ended		For the six months ended
	June 30,		June 30,
	2021	2020	2021	2020
Numerator:
Net loss attributable to ordinary shareholders – basic and diluted	$(8,036)	$(1,020)	$(19,923)	$(1,915)
Denominator:
Weighted average ordinary shares outstanding – basic and diluted	209,196,827	120,945,619	209,196,827	119,822,809
Earnings per share:
Basic and diluted	$(0.04)	$(0.01)	$(0.10)	$(0.02)

The following table discloses the weighted-average shares outstanding of securities that could potentially dilute basic net loss per share in the future that were not included in the computation of diluted net loss per share as the impact would be anti-dilutive:

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
EDGE warrants	12,154,303	—	12,154,303	—
Other nonemployee warrants	2,308,526	—	2,308,526	—
Employee options	4,749,792	—	4,148,996	—
Employee warrants	900,000	—	755,801	—
2018 Convertible Notes	—	954,219	—	954,219
2020 Convertible Notes	—	8,739,525	—	5,397,170
Warrant liability	—	2,305,662	—	2,305,662

Redeemable preferred shares	15,000,000	—	13,052,486	—

14. Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed consolidated financial statements were issued. Except as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

29

FREYR AS

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On July 9, 2021, in accordance with the BCA, FREYR Battery acquired 100% of the outstanding equity interests of Alussa and the Company. In line with the BCA, the Company merged with and into a wholly owned subsidiary of FREYR Battery, Freyr Battery Norway AS. For accounting purposes, the Business Combination will be accounted for as a reverse recapitalization whereby FREYR will be treated as the accounting acquirer and Alussa will be treated as the acquired company. In connection with the close of the Business Combination, FREYR Battery was listed on the New York Stock Exchange under the symbol FREY effective July 8, 2021. Costs incurred by the Company related to the Business Combination were $3,784 thousand and will be treated as issuance costs and netted against additional paid-in capital in the condensed consolidated balance sheet of FREYR Battery as of September 30, 2021. Cash received by the Company from the Business Combination included the PIPE Investment and Alussa cash on hand totaling $650,189 thousand, net of related transaction costs. Concurrent with the closing, the Company also demerged its wholly owned subsidiary related to the future construction of a wind park in accordance with the BCA.

Concurrent with the close of the Business Combination, FREYR Battery’s board of directors resolved to grant discretionary options to certain employees up to a total of 2,000,000 options during 2021.

Concurrent with the close of the Business Combination, Freyr Battery Norway AS’ sole shareholder, FREYR Battery, resolved to increase the share capital from NOK 30 thousand to NOK 60 thousand by increasing the nominal value per share from NOK 10 to NOK 20 for an investment totaling NOK 606,130 thousand ($70,000 thousand) at an extraordinary general meeting. Of the NOK 606,130 thousand contribution, NOK 30 thousand represents share capital and NOK 606,100 thousand represents share premium.

Concurrent with the close of the Business Combination, the 2,308,526 warrants held by the third-party service provider were exchanged for 413,313 warrants in FREYR Battery and the exercise price of NOK 0.01 was adjusted to NOK 0.05546. On August 11, 2021, the board of directors of FREYR Battery approved the issuance of 413,313 ordinary shares of FREYR Battery in exchange for all warrants at an exercise price of NOK 0.05546 per warrant for total consideration of NOK 23 thousand.

On July 19, 2021, FREYR reached a final investment decision (“FID”) to proceed with the construction of the customer qualification plant and first battery cell production line in Mo i Rana, Norway. The FID comes after completing the tender processes and allows for the award of contracts for key production equipment supply. Preparatory work on the pilot plant is ongoing with a targeted start of initial operations in the second half of 2022.

30